Exhibit 10.15

April 19, 2021

Dr. Raul Silva	REVISED
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Dear Dr. Silva,

The undersigned parties to Promissory Note dated July 25, 2020 (the “Note”), by and between Raul Silva (“Lender”), and Cingulate Therapeutics LLC (“Borrower”), for a total principle of $100,000.00, hereby mutually agree to amend said Note to change the Paid in Full date to “February 24, 2022”. All other terms of the Contract shall remain in full force and effect.

Borrower agrees to pay penalties and interest that accrue until Lender’s balance is paid in full. If Lender receives a notice from the IRS regarding this debt, Lender must contact us immediately. Lender will use “best efforts to avoid penalties and interest.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BORROWER		LENDER
Cingulate Therapeutics, LLC

By:	/s/Craig S. Gilgallon, Esq.	By:	/s/ Raul Silva
	Craig S. Gilgallon		Raul Silva
General Counsel